EXHIBIT 99.1

Success Entertainment Group International Announces Name Change and the Launch of Corporate Website

Tulsa, Oklahoma--(-Newsfile Corp.–July 29, 2020-)--Success Entertainment Group International, Inc. (OTCQB: SEGN), (the “Company,” or “SEGN”), today announced that it has changed its corporate name with the state of Nevada to Renavotio, Inc. (“RI”) to better illustrate its current business operations and to highlight the newly-configured Company. Accordingly, the Company has applied to the Financial Institute Regulatory Authority (FINRA) to change its name and OTCQB ticker symbol.

Additionally, the Company has launched its new corporate website at www.renavotio.com, which details Renavotio Inc.’s core-service and business lines, competitive advantages, management team, and recent events and news. The launch of the site should bring valuable global relationships and key advantages to the Company, specifically the opportunity to mine a database to newly target businesses that may utilize RI’s services and products.

“The changing of our corporate name and filing of an application for a new stock trading symbol is another important step in the re-branding process for Success Entertainment Group International. Renaming the Company, “Renavotio, Inc.” is more reflective of our move into new and exciting products and services that we expect to generate income and future growth. “Renavotio” is derived from the Latin word “Rena,” which means “reborn” and we believe that the name signals an important inflection point for the Company as we progress into new infrastructure, utility management and construction, and personal protective equipment (PPE) operating businesses,” said William “Billy” Robinson, Chief Executive Officer.

ABOUT RENAVOTIO, INC. (RI), FORMERLY SUCCESS ENTERTAINMENT GROUP, INC.

Renavotio, Inc. is focused on infrastructure opportunities including Medical, 5G, utility construction, utility management, IoT, water, waste management technology, and related industries. RI initial targets and recent medical protective gear are infrastructure companies with utility construction, consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long-term savings, utilizing smart-utility monitoring, and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning. Its wholly owned subsidiary, Utility Management Corp, a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. One subsidiary, Utility Management and Construction (UMCCO), is an engineering and smart utility management company that provides a one-stop solution to rural communities to reduce the consumption of electricity, natural gas, and water utilities for commercial, industrial and municipal end users. UMCCO’s unique approach creates immediate bottom line savings for clients, by providing the engineering, planning, permitting and installation through their second wholly-owned subsidiary, Cross-Bo Construction, which specializes in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release includes certain "forward-looking statements" under applicable US securities legislation. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: general business, economic, competitive, political and social uncertainties; delay or failure to receive board, shareholder or regulatory approvals, where applicable and the state of the capital markets. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

IR Contact:
Success Entertainment Group International Inc.
Email Contact: brobinson@renavotio.com
Telephone: +1(504) 722-7402

Skyline Corporate Communications Group, LLC
Lisa Gray, Senior Account Manager

One Rockefeller Plaza, 10th Floor
New York, NY 10020
Office: (646) 893-5835
Email: lisa@skylineccg.com

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